UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

167 N. Sunset Ave., City of Industry, CA	91744
(Address of principal executive offices)	(Zip Code)

(626) 961-8619
(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure. The Company believes such a disclosure may be required under Regulation FD Disclosure. Over the coming days or weeks, management of the Company plans to discuss the events disclosed herein, with current and prospective investors in the Company, thus management believes this Regulation FD Disclosure is appropriate.

SUMMARY

On September 13, 2017, the Company filed SEC Form 14A notifying investors of its intent to hold a Special Meeting with the Company’s Stockholders on October 20, 2017.

On September 15, 2017, the Company filed an amended SEC Form Prer 14A, notifying its Stockholders of the Company’s Special Meeting on November 3, 2017 at 8:00 a.m. at the Company’s corporate headquarters located at 167 N. Sunset Avenue, City of Industry, California.

CANCELLATION OF SPECIAL MEETING

The Company has decided it would be in the best interest of the Company and its Stockholders to reschedule the Special Meeting currently scheduled for November 3, 2017, due to the pending submission of the Company’s annual filing of its Form 10K with the Securities Exchange Commission. A new Form Prer 14A will be filed immediately after the submission of the Company’s SEC Form 10K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: November 1, 2017	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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